Offer to Purchase for Cash
                                      Up to
                            19,902,000 Common Shares
                                       of
                            W.P. Stewart & Co., Ltd.
                                       at
                               $1.60 Net Per Share

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THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 5:00 P.M.,
EASTERN TIME, ON WEDNESDAY, JULY 9, 2008 UNLESS THE OFFER IS EXTENDED
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                                                                    May 28, 2008

To Our Clients:

      Enclosed for your consideration is an Offer to Purchase dated May 28, 2008 (the "Offer to Purchase"), and the related letter of transmittal, relating to an offer by Arrow Masters LP, a Delaware limited partnership, Arrow Partners LP, a Delaware limited partnership, and Arrow Offshore, Ltd., a Cayman Islands exempted company (collectively "the Purchaser"), to purchase up to 19,902,000 shares of common stock, par value $.001 per share (the "shares"), of W.P. Stewart & Co., Ltd. (the "Company"), at a purchase price of $1.60 per share, net to the seller in cash (subject to applicable withholding of United States federal, state and local taxes), less the per share amount of dividends, if any, declared and payable by the Company between May 28, 2008 and the date on which the Purchaser becomes record holder of the shares, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related letter of transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") enclosed herewith.

      We (or our nominees) are the holder of record of shares held by us for your account. A tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares held by us for your account.

      We request instructions as to whether you wish to have us tender on your behalf any or all of such shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

      Your attention is directed to the following:

      1. The offer price is $1.60 per share, net to the seller, in cash (subject to applicable withholding of United States federal, state and local taxes), less the per share amount of dividends, if any, declared and payable by the Company between May 28, 2008 and the date on which the Purchaser becomes record holder of the shares, without interest thereon, on the terms and subject to the conditions set forth in the Offer.

      2.    The Offer is made for up to 19,902,000 shares.

      3. The Offer is being made pursuant to the terms of an Investment Agreement, dated as of May 20, 2008, between the Company and the Purchaser.

      4. Pursuant to the Investment Agreement, following the expiration date of the Offer, the Purchaser will (x) purchase from the Company 5,010,000 newly issued shares of the Company and, (y) if the Purchaser does not hold at least 13,840,000 shares following the Offer and such purchase, have the option to acquire up to an additional 2,430,000 newly issued shares of the Company, in each case at a purchase price of $1.60 per share.

      5. The Company's Board of Directors unanimously (with one Director abstaining) authorized the Investment Agreement and determined that the Investment Agreement and the transactions contemplated thereby are in the best interests of the Company's shareholders and that the Offer Price is fair to unaffiliated shareholders of the Company. However, the Board of Directors has determined to remain neutral and is taking no position as to whether shareholders should tender their shares in the Offer.

      6. The Offer and withdrawal rights will expire at 5:00 pm, Eastern time, on July 9, 2008 unless the Offer is extended.

      7. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of shares pursuant to the Offer.

      8. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the letter of transmittal.

      9. The Offer is conditioned upon the conditions to the Offer described in Section 13 in the Offer to Purchase.

      In all cases, payment for shares accepted for payment pursuant to the Offer will be made only after timely receipt by Computershare (the "depositary") of (1) the certificates for (or a timely book-entry confirmation (as defined in the Offer to Purchase) with respect to) such shares, (2) a letter of transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an agent's message (as defined in the Offer to Purchase), and (3) any other documents required by the letter of transmittal. Accordingly, tendering shareholders may be paid at different times depending on when certificates for shares or book-entry confirmations with respect to shares are actually received by the depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF OR AMENDMENT TO THE OFFER OR ANY DELAY IN PAYING FOR SUCH SHARES

      The Offer is being made solely by the Offer to Purchase and the related letter of transmittal, and is being made to all holders of shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to nor will tenders be accepted from or on behalf of the holders of shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

      If you wish to have us tender any or all of the shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your shares, all such shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the offer.

           Instructions with respect to the Offer to Purchase for Cash

                                      Up to
                            19,902,000 Common Shares
                                       of
                            W.P. Stewart & Co., Ltd.
                                       at
                               $1.60 Net Per Share

      The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated May 28, 2008 (the "Offer to Purchase"), and the related letter of transmittal, relating to the offer by Arrow Masters LP, a Delaware limited partnership, Arrow Partners LP, a Delaware limited partnership, and Arrow Offshore, Ltd., a Cayman Islands exempted company, to purchase up to 19,902,000 of the issued and outstanding common shares, par value $.001 per share (the "shares") of W.P. Stewart & Co., Ltd., a Bermuda exempted company.

      This will instruct you to tender the number of shares indicated below (or, if no number is indicated below, all shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related letter of transmittal furnished to the undersigned.

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Number of Shares to be Tendered*                    SIGN HERE


________________________________    ____________________________________________


Dated: __________________ , 2008

                                    ____________________________________________
                                                    Signature(s)


                                    ____________________________________________
                                                    Please print


                                    ____________________________________________
                                                      Address


                                    ____________________________________________
                                                 Area Code and Tel


                                    ____________________________________________
                                    Tax Identification or Social Security Number

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*     Unless otherwise indicated, it will be assumed that all of your shares held by us for your account are to be tendered.
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